                                                                 EXHIBIT h(1)(c)

                    AMENDMENT NUMBER 2 TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT

This Amendment, dated as of January 1, 2002 is made to the Transfer Agency and Service Agreement dated June 21, 2000 (the "Agreement") between AIM Equity Funds (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 11 of the Agreement.

Section 2.01 is hereby deleted in its entirety and replaced with the following:

         "2.01 For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent fees as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent."

Paragraph 1 of the Fee Schedule is hereby deleted in its entirety and replaced with the following:

"1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $ .70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.


                                                           Per Account Fee
        Fund Type                                            Annualized
        ---------                                          ---------------
        Class A, B, C and Institutional
        Non-Daily Accrual Funds                                $15.20

        Class A, B, C and Institutional
        Monthly Dividend and Daily Accrual Funds               $16.20"


All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                                AIM EQUITY FUNDS



                                                By: /s/ ROBERT H. GRAHAM
                                                   -------------------------
                                                   President
ATTEST:

/s/ LISA A. MOSS
-------------------
Assistant Secretary

                                                A I M FUND SERVICES, INC.



                                                By: /s/ TONY D. GREEN
                                                   -------------------------
                                                   President
ATTEST:

/s/ LISA A. MOSS
-------------------
Assistant Secretary